Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of:
•	our reports dated March 14, 2007 on the consolidated financial statements and financial statement schedule of General Motors Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the restatement of the 2005 and 2004 consolidated financial statements, (2) the recognition of the funded status of the Corporation’s defined benefit pension and other postretirement plans and accounting for the estimated fair value of conditional retirement obligations, and (3) the sale of a controlling interest in GMAC LLC), and on management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Corporation’s internal control over financial reporting), and;

•	our report dated March 12, 2007 on the consolidated financial statements of GMAC LLC (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Notes 1 and 24);
appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2006 in the following Registration Statements:

Registration
Form	Statement No.	Description
S-3 and Post-Effective Amendment No. 1	333-88508	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3 and Amendment No. 1	333-103530	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3	333-105949	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3 and Post-Effective Amendment No. 1	333-108532	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-8	333-109615	The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States

S-8	333-90097	General Motors Stock Incentive Plan

S-8	333-109616	General Motors Savings-Stock Purchase Program for Salaried Employees in the United States

S-8	333-120617	The GMAC Mortgage Group Savings Incentive Plan

S-8	333-44957	General Motors 1998 Stock Option Plan

S-8	333-66653	ASEC Manufacturing Savings Plan

S-8	333-31846	General Motors Deferred Compensation Plan for Executive Employees

S-8	333-55118	The GMAC Insurance Personal Lines Retirement Savings Plan

S-8	333-55122	The Holden Employee Share Ownership Plan

S-8	333-120616	GMAC Mortgage Group Deferred Compensation Plan for Executive Employees
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan
March 14, 2007